Exhibit 99.1

AITX, RAD-I and RAD-M Drive ROAMEO Forward on Third National Tour
Leg Ahead of ISC West

Live Enterprise Demonstrations Span Midwest and Southern States as ROAMEO Heads West

Detroit, Michigan, February 17, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiaries, Robotic Assistance Devices, Inc. (RAD-I), and Robotic Assistance Devices Mobile, Inc. (RAD-M), today announced the launch of the third leg of ROAMEO's™ national demonstration tour, a multi-state roadshow that will bring the Company's advanced autonomous security robot from its Detroit REX facility to Las Vegas for ISC West beginning March 23 inside RAD's booth 21117.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
ROBOTIC ASSISTANCE DEVICES
an AITX company
RADM
ROBOTIC ASSISTANCE DEVICES MOBILE
ROAMEO
ROAMEO
AITX
ROAMEO Hits The Road
Third Leg To ISC West

Artist’s depiction of ROAMEO showcased during its third national tour leg ahead of ISC West 2026.

This third leg builds on ROAMEO's nationwide tour that began in the summer of 2025 and continued through a series of high-profile fall security conferences, where enterprise end users, monitoring centers, and public safety leaders experienced the mobile platform firsthand. With growing interest from large property operators, logistics hubs, critical infrastructure stakeholders, and law enforcement agencies, RAD determined that bringing ROAMEO directly to prospects along its route to ISC West was both practical and necessary. Scheduled stops currently include Nashville, Tennessee on February 24, Lincoln, Nebraska on February 27, Austin, Texas during Infraday on March 3 and 4, and Kansas City, Missouri on March 10, with additional appearances anticipated along the route. Organizations unable to attend ISC West are invited to request a private demonstration along the tour route.

"The excitement we're seeing for ROAMEO exceeds even our internal expectations," said Steve Reinharz, CEO/CTO and founder of AITX and its RAD subsidiaries. "Since being recognized by Frost and Sullivan for our leadership in autonomous security, enterprise engagement has accelerated. Our sales funnel is more energized around ROAMEO than nearly any solution we have introduced, and its recurring revenue potential represents one of the most significant long-term growth drivers across our portfolio. This tour is about meeting that demand face to face."

"Having helped pioneer security robotics in the early days of this industry, I recognize when a platform is positioned to scale," said Stacy Stephens, Senior Vice President of Sales at RAD-M and co-founder of security robotics company Knightscope. "ROAMEO delivers the presence, capability, and enterprise readiness that large property operators and public safety leaders are demanding. I am excited to represent ROAMEO throughout this tour and to put it directly in front of decision makers who want to see real autonomy operating in their environments."

Additional tour stops are expected to be announced in the coming days, including likely appearances in Memphis, Tennessee and Atlanta, Georgia, as enterprise and public sector interest continues to build. Organizations seeking a live demonstration are encouraged to submit a request while ROAMEO is en route, as availability is limited prior to its arrival at ISC West. Following the Las Vegas showcase, ROAMEO will return to its Detroit home base, with additional deployments and demonstrations anticipated as demand for mobile autonomous security continues to expand.

The Company invites security professionals and channel partners to experience ROAMEO in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or arranged onsite throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD-I), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/